UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2025

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On December 19, 2025 (the “Amendment Date”), NCPCIF SPV II, LLC (“SPV II”), a wholly owned subsidiary of Nuveen Churchill Private Capital Income Fund (the “Fund”), entered into Amendment No. 6 to the Credit Agreement (the “Amendment”), amending the Credit Agreement, dated as of April 19, 2022 (as previously amended from time to time, and as further amended by the Amendment, the “Credit Agreement”), by and among SPV II, as the borrower, the co-borrowers party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, the Fund, as servicer, U.S. Bank Trust Company, National Association, as collateral administrator, and U.S. Bank National Association, as collateral custodian, relating to the revolving credit facility thereunder (the “Facility”).
The Amendment, among other things: (i) revises the Applicable Rate (as defined in the Credit Agreement) calculation for the first three months following the Amendment Date to the (A) sum of (1) 1.60% multiplied by the lesser of (x) the Adjusted Principal Balance (as defined in the Credit Agreement) of all Eligible Collateral Assets (as defined in the Credit Agreement) that are Qualifying Syndicated Loans (as defined in the Credit Agreement) or (y) 30% of the Adjusted Principal Balance of all Eligible Collateral Assets, plus (2) 1.80% multiplied by (x) the Adjusted Principal Balance of all Eligible Collateral Assets minus the amount determined in clause (II)(i)(a)(y) of the definition of “Applicable Rate” divided by (B) the Aggregate Adjusted Principal Balance (as defined in the Credit Agreement); (ii) incorporates an additional Applicable Rate such that, starting after the three-month anniversary of the Amendment Date, the Applicable Rate will be equal to 1.80% per annum, (iii) extends the availability period from September 19, 2027 to March 19, 2028; (iv) extends the maturity date of the Facility from September 19, 2029 to March 19, 2030; and (v) revises the Make-Whole Percentage (as defined in the Credit Agreement) from 0.0% to 0.25% for the period from December 19, 2026 through December 19, 2027, and 0.0% thereafter.
The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01    Other Events
On December 22, 2025, Churchill PCIF Advisor LLC (the “Adviser”), the Fund’s investment adviser, and Churchill Asset Management LLC (“Churchill”), the Fund’s investment sub-adviser, entered into an amended and restated investment sub-advisory agreement (the “Amended CAM Sub-Advisory Agreement”). The terms of the Amended CAM Sub-Advisory Agreement are identical to the investment sub-advisory agreement, dated as of May 28, 2024, by and between the Adviser and Churchill, except for the allocation of compensation between the Adviser and Churchill thereunder. The purpose of the Amended CAM Sub-Advisory Agreement was to adjust the aggregate amount of the management fee and incentive fees payable by the Fund to the Adviser (the “Advisory Fees”) that the Adviser is, in turn, required to pay to Churchill from 70% to 85%.
The Amended CAM Sub-Advisory Agreement and the accompanying change in the allocation of the Advisory Fees between the Adviser and Churchill will not have an economic impact on the Advisory Fees payable by the Fund or result in any changes to the services provided to the Fund by either the Adviser or Churchill. The Fund’s board of trustees, including a majority of the trustees who are not “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund, approved the Amended CAM Sub-Advisory Agreement pursuant to the requirements of the 1940 Act.
The description above is only a summary of the material provisions of the Amended CAM Sub-Advisory Agreement and is qualified in its entirety by reference to the Amended CAM Sub-Advisory Agreement attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 6 to the Credit Agreement, dated as of December 19, 2025, by and among NCPCIF SPV II, LLC as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, Nuveen Churchill Private Capital Income Fund, as servicer, U.S. Bank Trust Company, N.A., as collateral administrator, and U.S. Bank, N.A., as collateral custodian.

99.1	Amended and Restated Investment Sub-Advisory Agreement, dated as of December 22, 2025, by and between Churchill PCIF Advisor LLC and Churchill Asset Management LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: December 22, 2025	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President